Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Geerlings & Wade, Inc.

Canton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85557, No. 333-36741, No. 333-45311 and No. 333-65907) of Geerlings & Wade, Inc. of our report dated February 13, 2003, except Note 4, which is as of February 24, 2003, appearing in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO SEIDMAN, LLP

Boston, Massachusetts

March 26, 2003